Exhibit 5.1
601 Lexington Avenue
New York, New York 10022

To Call Writer Directly:	www.kirkland.com	Facsimile:
212-446-4800		(212) 446-4900
December 21, 2009
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Ladies and Gentlemen:
     We are acting as counsel to Clearwire Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2009, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of up to 836,240,261 shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”) for resale by certain selling stockholders (the “Selling Stockholders”). Of the shares of Common Stock to be registered pursuant to the Registration Statement, 102,001,389 shares are outstanding shares of Common Stock held by the Selling Stockholders (the “Outstanding Shares”) and 734,238,872 shares (the “Conversion Shares”) are shares of Common Stock issuable upon the conversion of (i) shares of our Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), together with (ii) Class B non-voting common interests in our subsidiary, Clearwire Communications LLC (“Class B Interests”). The Outstanding Shares and the Conversion Shares when issued are referred to herein collectively as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance.”
     In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Company’s Restated Certificate of Incorporation, in the form filed as Exhibit 3.1 in the Company’s Current Report on Form 8-K filed December 1, 2008 and the Certificate of Amendment of Certificate of Incorporation of Clearwire Corporation, in the form filed as Exhibit 3.1 in the Company’s Current Report on Form 8-K filed November 10, 2009 (as amended, the “Company Charter”); (ii) the Company’s Bylaws, in the form filed as Exhibit 3.2 in the Company’s Current Report on Form 8-K filed December 1, 2008 and the Amendment of Bylaws of Clearwire Corporation, in the form filed as Exhibit 3.1 in the Company’s Current Report on Form 8-K filed March 5, 2009, (iii) the Amended and Restated Operating Agreement of Clearwire Communications LLC, dated November 28, 2008 in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 1, 2008 (the “Operating Agreement”), (iv) resolutions of the board of directors of the Company with respect to the Issuance; and (v) the Registration Statement.

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     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that
1)	the Outstanding Shares, all of which are issued and outstanding as of the date of this opinion, have been duly authorized, validly issued and fully paid and are nonassessable; and

2)	the Conversion Shares, upon conversion of the corresponding number of shares of Class B Common Stock and Class B Interests in accordance with the terms of the Company Charter and the Operating Agreement, will be duly authorized, validly issued, fully paid and non-assessable.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.
Sincerely,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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